UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2005

Kforce Inc.

(Exact name of registrant as specified in its charter)

Florida	000-26058	59-3264661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 East Palm Avenue, Tampa, Florida 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 552-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Approval of the Kforce Inc. 2005 Annual Performance Bonus Plan

On June 21, 2005, at the annual meeting of the shareholders of Kforce Inc. (“Kforce”), the shareholders approved the Kforce Inc. 2005 Annual Performance Bonus Plan (the “Plan”). The Plan was previously approved by the board of directors in December 2004, subject to the approval of the shareholders of Kforce.

The Plan is designed so that annual performance bonus awards granted pursuant to its terms would generally not be subject to the tax deduction limits of Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) prevents a publicly held corporation from claiming tax deductions for annual compensation in excess of $1,000,000 to certain of its senior executives. The executives subject to the limitations of Section 162(m) include any individual who, as of the last day of the corporation’s taxable year, is the corporation’s chief executive officer or among the four highest compensated officers other than the chief executive officer. Compensation is exempt from this limitation if it is qualified “performance-based compensation.” The terms and conditions of the Plan are more fully set forth in Exhibit 10.1 to this Current Report on Form 8-K, which Exhibit is incorporated by reference in its entirety into this Current Report on Form 8-K.

The complete text of the Annual Performance Bonus Plan is set forth in Exhibit 10.1 to this Report and is incorporated into this Report by reference.

Description of the Annual Performance Bonus Plan

Purpose.

The purpose of the Annual Performance Bonus Plan is to motivate and reward short-term performance by providing cash bonus payments based upon the achievement of pre-established and objective performance goals.

Administration.

The Annual Performance Bonus Plan is administered by the Compensation Committee. Among other things, the Compensation Committee has the authority to select participants in the Annual Performance Bonus Plan from among our executive officers, and to determine the performance goals, the bonus amounts to be paid upon achievement of the performance goals, and to determine other terms and conditions of awards under the Annual Performance Bonus Plan. The Compensation Committee also has the authority to establish and amend rules and regulations relating to the Annual Performance Bonus Plan and to make all other determinations necessary and advisable for the administration of the Annual Performance Bonus Plan. All decisions made by the Compensation Committee pursuant to the Annual Performance Bonus Plan are made in the Compensation Committee’s sole discretion and are final and binding.

Eligibility.

Executive officers designated by the Compensation Committee are eligible to be granted annual performance bonus awards under the Annual Performance Bonus Plan. Currently, the number of executive officers eligible to receive awards under the Annual Performance Bonus Plan is 14. Although Section 162(m) of the Code limits deductibility only for compensation paid to the five most highly compensated executive officers, the performance goals with respect to annual performance bonus awards are applied to all executive officers in the event that one or more should become subject to the limits of Section 162(m).

Terms of Annual Performance Bonus Awards.

Annual performance bonus awards under the Annual Performance Bonus Plan are made for each fiscal year. Performance bonus awards under the Annual Performance Bonus Plan consist of cash amounts payable upon the achievement during a fiscal year of specified objective performance goals. Within the first 90 days of the beginning of the fiscal year, the Compensation Committee will establish the performance goal and the target bonuses, which will be earned if the performance goals are achieved. The target bonus for each participant will be determined as a percentage of the participant’s base salary. All performance bonus award amounts payable under the Annual Performance Bonus Plan will be paid as soon as practicable after the Compensation Committee’s certification.

Performance Goals.

Performance goals applicable to awards under the Annual Performance Bonus Plan will be based on one or more of the following performance objectives:

•	common stock price
•	average annual growth in earnings per share
•	increase in shareholder value
•	earnings per share
•	net income
•	return on assets
•	return on shareholders’ equity
•	increase in cash flow
•	operating profit or operating margins
•	revenue growth of Kforce
•	operating expenses
•	gross profit percentage
•	working capital
•	revenue levels
•	selling, general and administrative expense levels
•	debt or debt-to-equity
•	accounts receivable write-offs
•	cash levels
•	liquidity

Maximum Annual Performance Bonus Award Payable.

For purposes of Section 162(m) of the Code, we are required to establish a maximum amount of performance-based compensation that may be paid to any participant pursuant to an award under the Annual Performance Bonus Plan in any one fiscal year. The maximum annual performance bonus award amount payable under the Plan is 300% of the participant’s base salary. This limitation may not be increased without shareholder approval.

Termination of Employment.

A participant whose employment terminates during the fiscal year may not be entitled to any payment with respect to the annual performance bonus award.

Amendment and Discontinuance.

The Annual Performance Bonus Plan may be amended, modified or terminated by the Board at any time, but no such amendment, modification or termination will affect the payment of any award for a fiscal year that has already ended or increase the amount of any award.

Item 8.01 Other Events.

On June 23, 2005, Kforce’s board of directors approved an authorization to repurchase an additional $20 million of its common stock. Under Kforce’s previous $115 million authorization, it has repurchased approximately $114.1 million of Kforce common stock and therefore has approximately $.9 million remaining under this previous authorization. When combined with the new authorization, Kforce now has approval to repurchase up to approximately $20.9 million of its outstanding stock. When Kforce elects to utilize its share repurchase authorization, it will repurchase shares from time to time in open-market or private transactions, as market conditions permit.

On June 27, 2005 Kforce issued a press release regarding this additional authorization. A copy of this press release is furnished as Exhibit 99.1 to this Report and is incorporated into this Report by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	Kforce Inc. 2005 Annual Performance Bonus Plan

99.1	Press Release of Kforce Inc. dated June 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

June 27, 2005	By:	/s/ Joseph J. Liberatore
Joseph J. Liberatore, Chief Financial Officer